Exhibit 99.1

Media Contacts:

Margaret Kirch Cohen, +1 312-696-6383 or margaret.cohen@morningstar.com

Alexa Auerbach, +1 312-696-6481 or alexa.auerbach@morningstar.com

Rob Pinkerton, +1 202-803-5292 or rob@hellowallet.com

Investors may submit questions to investors@morningstar.com or by fax to +1 312-696-6009.

FOR IMMEDIATE RELEASE

Morningstar, Inc. Completes Acquisition of HelloWallet Holdings, Inc.

CHICAGO, June 3, 2014—Morningstar, Inc. (NASDAQ: MORN), a leading provider of independent investment research, has completed its previously announced acquisition of HelloWallet Holdings, Inc., a leading provider of online financial wellness, for $52.5 million. Morningstar paid $39.0 million because it had a minority stake in the company valued at $13.5 million.

Founded in 2009, HelloWallet combines behavioral economics and the psychology of decision-making with sophisticated technology to provide personalized, unbiased financial guidance to more than 1 million U.S. workers and their families through their employer benefit plans. The company has a loyal and committed client base of retirement plan sponsors as well as key relationships with leading retirement plan providers. This acquisition brings together HelloWallet’s comprehensive financial wellness expertise with Morningstar’s independent, research-based retirement advice to create a holistic retirement savings and advice offering. HelloWallet has about 50 employees in Washington, D.C.

For more information about the acquisition, click here.

About Morningstar, Inc.

Morningstar, Inc. is a leading provider of independent investment research in North America, Europe, Australia, and Asia. The company offers an extensive line of products and services for individual investors, financial advisors, asset managers, and retirement plan providers and sponsors. Morningstar provides data on approximately 456,000 investment offerings, including stocks, mutual funds, and similar vehicles, along with real-time global market data on more than 12 million equities, indexes, futures, options, commodities, and precious metals, in addition to foreign exchange and Treasury markets. Morningstar also offers investment management services through its registered investment advisor subsidiaries and had approximately $164 billion in assets under advisement and management as of March 31, 2014. The company has operations in 27 countries.

Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,”

“anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others, liability for any losses that result from an actual or claimed breach of our fiduciary duties; failing to differentiate our products and continuously create innovative, proprietary research tools; failing to respond to technological change, keep pace with new technology developments, or adopt a successful technology strategy; a prolonged outage of our database and network facilities; any failures or disruptions in our electronic delivery systems and the Internet; liability and/or damage to our reputation as a result of some of our pending litigation; liability related to the storage of personal information about our users; general industry conditions and competition, including current global financial uncertainty, trends in the mutual fund industry, and continued growth in passively managed investment vehicles; the impact of market volatility on revenue from asset-based fees; failing to maintain and protect our brand, independence, and reputation; changes in laws applicable to our investment advisory or credit rating operations, compliance failures, or regulatory action; and challenges faced by our non-U.S. operations, including the concentration of development work at our offshore facilities in China and India. A more complete description of these risks and uncertainties can be found in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2013. If any of these risks and uncertainties materialize, our actual future results may vary significantly from what we expected. We do not undertake to update our forward-looking statements as a result of new information or future events.

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